EXHIBIT 23.2

                                   CONSENT OF

               FELDMAN SHERB & CO., P.C. TO ISSUANCE OF SHARES OF

              SECURITIES PURSUANT TO THE PURSUANT TO THE AGREEMENTS

                     IDENTIFIED IN EXHIBITS 4.1, 4.2 AND 4.3




                                   CONSENT OF
                            FELDMAN SHERB & CO., P.C.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated September 29, 2000 (October 17, 2000 with respect to Note 14) , relating to the financial statements of CeleXx Corporation, included in the Annual Report on Form 10-KSB/A for the six months ended June 30, 2000 and the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ FELDMAN SHERB & CO., P.C.
-----------------------------------
FELDMAN SHERB & CO., P.C.
Certified Public Accountants
New York, New York
Dated:  November 30, 2000